AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SENESCO TECHNOLOGIES, INC.


     Senesco Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Senesco Technologies, Inc. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 30, 1999.

2. This Amended and Restated Certificate of Incorporation amends the Corporation's Certificate of Incorporation to increase the number of shares of common stock, $0.01 par value, authorized for issuance from twenty million (20,000,000) shares to thirty million (30,000,000) shares.

3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL"). The requisite approval was obtained at the Corporation's 2002 Annual Meeting of Stockholders, called and held upon notice in accordance with Section 222 of the DGCL. This Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Certificate of Incorporation as follows:

     FIRST: The name of the Corporation is Senesco Technologies, Inc.
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     SECOND:  The  Corporation's  registered  office in the State of Delaware is
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located at Corporation  Service Company,  2711 Centerville Road, Suite 400, City
of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

     THIRD:  The purpose for which the  Corporation is organized is to engage in
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any lawful act or activity for which  corporations  may be  organized  under the
DGCL and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

     FOURTH:  The  total  number of shares  of all  classes  of stock  which the
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Corporation  shall have  authority to issue is Thirty Five Million  (35,000,000)
shares. The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is Thirty Million (30,000,000), each such share of Common Stock having a $0.01 par value. The total number of shares of Preferred Stock authorized to be issued by the Corporation is Five Million (5,000,000), each such share of Preferred Stock having a $0.01 par value.

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

     FIFTH: The Corporation is to have perpetual existence.
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     SIXTH:  In furtherance  and not limitation of the powers  conferred by law,
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subject to any  limitations  contained  elsewhere  in this  Amended and Restated
Certificate of Incorporation, the Bylaws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, and any Bylaws adopted by the board of directors of the Corporation may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

     SEVENTH:  A director  of the  Corporation  shall not be  personally  liable
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either to the Corporation or to any stockholder for monetary  damages for breach of fiduciary duty as a director, except for: (i) any breach of the director's duty of loyalty to the Corporation or its stockholders; or (ii) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law; or (iii) any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto; or (iv) any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph of this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     EIGHTH:  The Corporation  shall indemnify its directors and officers to the
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fullest  extent  authorized  or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representative; provided,
                                                                       --------
however, that, except for proceedings to enforce rights to indemnification,  the
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Corporation  shall not be obligated to indemnify  any director or officer or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.


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

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

     The rights to indemnification and to the advance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     NINTH:  Whenever a  compromise  or  arrangement  is proposed  between  this
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Corporation  and  its  creditors  or any  class  of  them  and/or  between  this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal
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any   provision   contained  in  this  Amended  and  Restated   Certificate   of
Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  * * * * * * *


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

     IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, does hereby execute this Amended and Restated Certificate of Incorporation this 13th day of December, 2002.


                                         /s/ Bruce C. Galton
                                         ---------------------------------------
                                         Bruce C. Galton
                                         President and Chief Executive Officer



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